EXHIBIT 99.1

N E W S R E L E A S E

ALLMERICA FINANCIAL CORPORATION ANNOUNCES THE SALE OF ITS RUN-OFF VARIABLE LIFE INSURANCE AND VARIABLE ANNUITY BUSINESS

TRANSACTION FOCUSES COMPANY RESOURCES ON ITS PROPERTY AND CASUALTY BUSINESS

WORCESTER, Mass., August 22, 2005 - Allmerica Financial Corporation (NYSE: AFC) announced today that it has entered into a definitive agreement to sell its run-off variable life insurance and variable annuity business to The Goldman Sachs Group, Inc. In conjunction with this sale, AFC is seeking approval from the Massachusetts Division of Insurance for a dividend of $40 million from its remaining life business. Total cash proceeds from the sale and the dividend are projected to be approximately $385 million, approximately $70 million of which is expected to be deferred and paid over a three year period.

The actual purchase price will be determined at closing, and is subject to changes in equity market levels, implied equity market volatility, interest rates and surrender activity. Additionally, the actual purchase price will be adjusted based on the actual surplus level of Allmerica Financial Life Insurance and Annuity Company (AFLIAC), the life insurance affiliate being sold, at closing. Allmerica expects to implement a hedge program that is intended to substantially protect the purchase price from movements in interest rates, equity market levels and implied equity market volatility through closing.

Up to $200 million of the proceeds are expected to be used to fund a share repurchase program commencing after the closing of the transaction. The remaining proceeds will be retained to meet certain corporate obligations and provide additional financial flexibility at the holding company.

“This transaction delivers on our strategy to monetize the value of our life business that has been in run-off since 2002, and enables us to apply even greater focus on the continued growth of our property and casualty business," said Frederick H. Eppinger, president and chief executive officer of Allmerica Financial Corporation. "The sale will accelerate the release of capital from the Life Companies, and provide us with the financial flexibility to implement a share repurchase program. It will deliver immediate value to our shareholders, and will position us to continue to do so going forward.”

The transaction will include the sale of Allmerica's primary life insurance company, AFLIAC, to Goldman Sachs. AFLIAC holds 94% of Allmerica's variable insurance and annuity business. In a related transaction, AFLIAC will reinsure the remaining 6% of Allmerica's variable business, held by an affiliate company, First Allmerica Financial Life Insurance Company (FAFLIC), in effect transferring the residual variable business to Goldman Sachs. In connection with these transactions, Allmerica Investment Trust (AIT) has entered into a reorganization agreement pursuant to which it will transfer the assets and liabilities of each of its funds to certain Goldman Sachs managed funds. Lastly, Goldman Sachs will purchase from Allmerica the AIT funds' current investment advisory company.

The transaction is expected to result in a net after tax loss on the sale that is projected to be approximately $400 million, primarily as the result of the write-down of non-cash deferred acquisition cost assets.

440 Lincoln Street, Worcester, Massachusetts 01653, Phone 508-855-1000
THE ALLMERICA FINANCIAL COMPANIES
The Hanover Insurance Company • Citizens Insurance Company of America • Citizens Management Inc.
Allmerica Financial Alliance Insurance Company • Allmerica Financial Benefit Insurance Company • AMGRO, Inc.
Financial Profiles, Inc. • VeraVest Investments, Inc. • VeraVest Investment Advisors, Inc. • Opus Investment Management, Inc.
First Allmerica Financial Life Insurance Company • Allmerica Financial Life Insurance and Annuity Company (all states except NY)
s 440 Lincoln Street, Worcester, Massachusetts 01653

The sale of the variable insurance business to Goldman Sachs will not change the terms and conditions of policyholder contracts. AFLIAC will continue to be well capitalized and will benefit from a strong parent company in Goldman Sachs. The operations of AFLIAC will be outsourced to Security Benefit Life Insurance Company, a state-of-the -art insurance and financial services provider.

After the sale, Allmerica will no longer have exposure to variable annuity business with guaranteed minimum death benefit risk. It will continue to own FAFLIC, which holds various blocks of traditional life insurance businesses that are in run-off. FAFLIC will provide transition services to Goldman Sachs until the operations of AFLIAC can be transferred to Security Benefit. At the end of the transition period, which is expected to be in the fourth quarter of 2006, FAFLIC is projected to have statutory total adjusted capital of $175 million and certain tax benefits which are expected to be utilized over time to generate dividendable surplus to the holding company.

Allmerica expects the transactions to close on or after November 30, 2005. Closings of the transactions are subject to satisfaction of various conditions, including regulatory approvals from the Massachusetts Division of Insurance and the New York Department of Insurance, expiration of the Hart-Scott-Rodino waiting period, filings with the Securities and Exchange Commission with respect to the reorganization of the AIT funds, the accuracy of various representations and warranties and compliance with covenants and agreements, and to other provisions customary for transactions of this kind. In addition, Allmerica will indemnify Goldman Sachs for litigation, regulatory matters and other liabilities relating to the pre-closing activities of the business being transferred. The AIT fund reorganization requires fund shareholder approval.

Conference Call

Allmerica Financial Corporation will host a conference call to discuss this announcement on Tuesday, August 23rd at 10:00 a.m. Eastern time. A power point slide presentation will accompany our prepared remarks and has been posted on our website. Interested investors and others can listen to the call and access the presentation through Allmerica's web site, located at www.allmerica.com. Web-cast participants should go to the web site at least 15 minutes early to register, and install any necessary audio software. A re-broadcast of the conference call will be available on this web site two hours after the call.

Forward-Looking Statements

All statements in this release and in the above referenced conference call and power point slide presentation, other than statements of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release or in such conference call, there are certain factors that could cause actual results to differ materially from those anticipated by the press release, slide presentation and statements made. These include: (1) the successful consummation of the transactions with Goldman Sachs in a timely manner; (2) the various conditions to the consummation of such transactions being satisfied or waived without the imposition of material burdens or expenses; (3) the required regulatory approvals of the transactions being obtained in a timely manner without the imposition of any material restrictions or burdens, and regulatory approval for future dividend requests from FAFLIC; (4) the uncertainties as to the gross or net proceeds to be received by AFC, including the uncertainty as to the effects of the various purchase price adjustments and expenses incurred by AFC; (5) the shareholder approval of the AIT Fund reorganization; (6) the successful and timely execution of the anticipated repurchase program; (7) the ability to realize post-closing earnings for the property-casualty segment that are taxable and make FAFLIC’s tax attributes valuable; (8) the ability to timely achieve overhead and other expense savings; (9) the ability of AFC and FAFLIC to perform the transitional services in connection with the transactions without incurring unexpected expenses and the completion of the transitional services within the projected time so that the company can realize projected cost savings; (10) the uncertainties of the purchase price hedge to effectively hedge the purchase price as currently estimated and at a cost consistent with expectations; (11) the impact of policyholder surrenders on the purchase price adjustment, which are not hedged, and the impact that this announcement or any financial strength rating actions triggered by this announcement could have on surrenders between the date hereof and the closing; (12) the impact of contingent liabilities, including litigation and regulatory matters, assumed by the holding company in connection with the transaction; (13) the ability to outsource the administration of the retained FAFLIC businesses at projected rates; (14) the statutory results of operations of the Life Companies segment until close, which will impact the statutory surplus of AFLIAC and consequently the ultimate purchase price; and (15) the future statutory operating results of FAFLIC, which will affect projected statutory adjusted capital.

Forward-looking statements are not guarantees of future performance, and actual results could well differ materially. Investors should consider these and other risks and uncertainties in our business that may affect future performance (including Life Companies operations) and that are discussed in readily available documents, including Allmerica’s Annual Report on Form 10-K, quarterly reports on Form 8-K and other documents filed by Allmerica with the Securities and Exchange Commission and which are also available at www.allmerica.com under “Investor Relations”.

Allmerica Financial Corporation is the holding company for a group of insurance companies headquartered in Worcester, Massachusetts.

AF-45
08/22/05

Contact Information

Investors:	Media:
Sujata Mutalik	Michael F. Buckley
E-mail: smutalik@allmerica.com	E-mail: mibuckley@allmerica.com

1-508-855-3457	1-508-855-3099